EX. 16.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS & ADVISORS

PCAOB REGISTERED

August 5, 2009

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Sangui Biotech International, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated August 4, 2009 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

6490 West Desert Inn Rd, Las Vegas, NV 89128 (702)253-7499 Fax: (702)253-7501